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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

     We, the undersigned officers and directors of First Deposit Bancshares, Inc., and each of us, do hereby make, constitute and appoint Danny A. Belyeu and
J. David Higgins, and each of them (either of whom may act without the consent or joinder of the other), our attorneys-in-fact and agents with full power of substitution for us and in our name, place and stead, in any and all capacities, to execute for us and in our behalf the Registration Statement under the Securities Act of 1933 on Form S-8 for the 2000 Stock Incentive Plan of First Deposit Bancshares, Inc. and any post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, we the undersigned have executed this Power of Attorney this 8th day of August 2000.

            Name                                                   Date
            ----                                                   ----

/s/ Danny A. Belyeu                                           August 8, 2000
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Danny A. Belyeu
Chairman

/s/ Alpha A. Fowler, Jr.                                      August 8, 2000
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Alpha A. Fowler, Jr.
Vice Chairman

/s/ J. David Higgins                                          August 8, 2000
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J. David Higgins
Chief Executive Officer, President and Director
(principal executive officer)

/s/ John L. King                                              August 8, 2000
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John L. King
Chief Financial Officer, Vice President and Director
(principal accounting and financial officer)

/s/ Mac C. Abercrombie, Jr.                                   August 8, 2000
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Mac C. Abercrombie, Jr.
Director

/s/ Carlton H. Boyd                                           August 8, 2000
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Carlton H. Boyd
Director

/s/ Joseph H. Fowler                                          August 8, 2000
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Joseph H. Fowler
Director

/s/ John B. Zellars                                           August 8, 2000
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John B. Zellars
Director